EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

RADIUM VENTURES INC.
1030 West Georgia Street
Suite 1208
Vancouver, British Columbia
Canada V6E 2Y3

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of RADIUM VENTURES INC. (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: RADIUM VENTURES INC.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________

Signature of Purchaser

___________________________________

Printed Name of Purchaser

___________________________________

Social Security Number/

Tax I.D.

Number of Shares Purchased Total Subscription Price

__________________________ ________________________

Form of Payment: Cash _________________

Check# _________________

Other _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

RADIUM VENTURES INC.

BY: __________________________________

Title: ___________________________